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                                                             December 29, 1997

IAT Multimedia, Inc.
Geschaftshaus Wasserschloss
Aarestrasse 17
CH-5300 Vogelsang-Turgi
Switzerland


    Re: Securities and Exchange Commission --
        Registration Statement on Form S-1
        --------------------------------------

Gentlemen:

     As counsel to IAT Multimedia, Inc., a Delaware corporation (the "Company"), we have assisted in the preparation of the Company's Registration Statement on Form S-1, File No. 333-41835, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (the "Act") covering (i) $10,000,000 in aggregate principal amount of 10% Convertible Subordinated Notes due 2003 (the "Notes") to be issued pursuant to an Indenture between the Company and the Bank of New York and to be sold to the Underwriters named in the Registration Statement pursuant to the Underwriting Agreement filed as an Exhibit to the Registration Statement (the "Underwriting Agreement"); (ii) the shares of Common Stock, $.01 par value (the "Common Stock") issuable upon conversion of the Notes; (iii) up to $1,500,000 in aggregate principal amount of Notes for which the Underwriters have an option to purchase from the Company solely to cover over-allotments; (iv) Underwriter's Warrants to purchase 141,593 shares of Common Stock to be granted by the Company to the Underwriters or their designees; and (v) the shares of Common Stock issuable upon exercise of the Underwriter's Warrants.


     In this connection, we have examined and considered the original or copies, certified or otherwise identified to our satisfaction, of the Company's Certificate of Incorporation, as amended to date, its By-laws, resolutions of its Board of Directors, officers' certificates and such other documents and corporate records relating to the Company and the issuance and sale of the Notes, the Indenture and the Common Stock, as we have deemed appropriate for purposes of rendering this opinion.

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     In all examinations of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed, photostat or other copies. As to matters of fact which have not been independently established, we have relied upon representations of officers of the Company.

     Based upon the foregoing examination, and the information thus supplied, it is our opinion that (i) the Notes, including those Notes which may be sold to cover over-allotments, in accordance with its terms, when sold as contemplated by the Registration Statement, will be duly authorized and legally issued and will constitute legal, valid and binding obligations of the Company, (ii) the shares of Common Stock, when issued upon conversion of the Notes, including those Notes which may be sold to cover over-allotments, in accordance with its terms, will be duly authorized, legally issued, fully paid and non-assessable (iii) the Underwriters' Warrants, when sold as contemplated by the Registration Statement, will be duly authorized and legally issued and constitute legal, valid and binding obligations of the Company, and (iv) the shares of Common Stock, when issued upon exercise of the Underwriters' Warrants, in accordance with its terms, will be duly authorized, legally issued, fully paid and non-assessable.

     We hereby expressly consent to the reference to our Firm in the Registration Statement under the Prospectus caption "Legal Matters," to the inclusion of this opinion as an exhibit to the Registration Statement, and to the filing of this opinion with any other appropriate government agency. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act or the rules and regulations of the Commission promulgated thereunder.


                                       Very truly yours,



                                        /s/ Baker & McKenzie
                                        --------------------
                                        Baker & McKenzie

HMB/JFF/WD/GMM